                                                                    Exhibit 9(B)
















                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     BETWEEN

                           SELECT ADVISORS TRUST I AND
                            SELECT ADVISORS TRUST II

                                       AND

                       STATE STREET BANK AND TRUST COMPANY

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article  1     Terms of Appointment; Duties of the Bank ...................   1

Article  2     Fees and Expenses ..........................................   5

Article  3     Representations and Warranties of the Bank .................   6

Article  4     Representations and Warranties of the Funds ................   6

Article  5     Data Access and Proprietary Information ....................   7

Article  6     Indemnification ............................................  10

Article  7     Standard of Care ...........................................  12

Article  8     Covenants of the Funds and the Bank ........................  12

Article  9     Termination of Agreement ...................................  14

Article 10     Assignment .................................................  14

Article 11     Amendment ..................................................  15

Article 12     Massachusetts Law to Apply .................................  15

Article 13     Force Majeure ..............................................  15

Article 14     Consequential Damages ......................................  15

Article 15     Merger of Agreement ........................................  15

Article 16     Limitations of Liability of the Trustees
               and the Shareholders .......................................  16

Article 17     Counterparts ...............................................  16

                      TRANSFER AGENCY AND SERVICE AGREEMENT


         AGREEMENT made as of the 27th day of September, 1994, by and between Select Advisors Trust I and Select Advisors Trust II, both Massachusetts business trusts, having their principal office and place of business at 6 St. James Place, Boston, Massachusetts 02116 (the "Funds"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").

         WHEREAS, the Funds desire to appoint the Bank as their transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Bank desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


Article 1         TERMS OF APPOINTMENT; DUTIES OF THE BANK

                  1.01 Subject to the terms and conditions set forth in this Agreement, the Funds hereby employ and appoint the Bank to act as, and the Bank agrees to act as, their transfer agent for the Funds' authorized and issued shares of beneficial interest ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Funds ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Funds, including without limitation any periodic investment plan or periodic withdrawal program.

                  1.02 The Bank agrees that it will perform the following services:

                  (a) In accordance with procedures established from time to time by agreement between the Funds and the Bank, the Bank shall:

                  (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Funds authorized pursuant to the Declarations of Trust of the Funds (the "Custodian");

                  (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

                  (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

                  (iv)     In respect to the transactions in items (i), (ii) and
                           (iii) above, the Bank shall execute transactions directly with broker-dealers authorized by the Funds who shall thereby be deemed to be acting on behalf of the Funds;

                  (v) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                  (vi) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

                  (vii) Prepare and transmit payments for dividends and distributions declared by the Funds;




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
                  (viii) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and the Funds, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

                  (ix) Maintain records of account for and advise the Funds and their Shareholders as to the foregoing; and

                  (x) Record the issuance of shares of the Funds and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Funds which are authorized, based upon data provided to it by the Funds, and issued and outstanding. The Bank shall also provide the Funds on a regular basis with the total number of shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of shares, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Funds.

                  (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Funds to monitor the total number of Shares sold in each State.

                  (c) In addition, the Funds shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Funds' blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Funds and the reporting of such transactions to the Funds as provided above.

                  (d) Procedures as to who shall provide certain of these services in Article 1 may be established from time to time by agreement between the Funds and the Bank per the attached service responsibility schedule. The Bank may at times perform only a portion of these services and the Funds or its agent may perform these services on the Funds' behalf.



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

                  (e) The Bank shall provide additional services on behalf of the Funds (i.e., escheatment services) which may be agreed upon in writing between the Funds and the Bank.

Article 2         FEES AND EXPENSES

                  2.01 For performance by the Bank pursuant to this Agreement, the Funds agree to pay the Bank an annual maintenance fee for each shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Funds and the Bank.

                  2.02 In addition to the fee paid under Section 2.01 above, the Funds agree to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Funds, will be reimbursed by the Funds.

                  2.03 The Funds agree to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

Article           3 REPRESENTATIONS AND WARRANTIES OF THE BANK

                  The Bank represents and warrants to the Funds that:

                  3.01 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

                  3.02 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

                  3.03     It is duly registered as a transfer agent pursuant to
Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended.

                  3.04 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

                  3.05 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

                  3.06 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 4         REPRESENTATIONS AND WARRANTIES OF THE FUNDS

                  The Funds represent and warrant to the Bank that:

                  4.01 They are each business trusts duly organized and existing and in good standing under the laws of Massachusetts.

                  4.02 They are empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

                  4.03 All proceedings required by said Declaration of Trust and By-Laws have been taken to authorize them to enter into and perform this Agreement.



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

                  4.04 They are or will be open-end and diversified management investment companies registered under the Investment Company Act of 1940, as amended.

                  4.05 Registration statements under the Securities Act of 1933, as amended currently are or will be effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Funds being offered for sale.

Article 5         DATA ACCESS AND PROPRIETARY INFORMATION

                  5.01 The Funds acknowledge that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Funds by the Bank as part of the Funds' ability to access certain Fund-related data ("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Bank or other third party. In no event shall Proprietary Information be deemed Customer Data. The Funds agree to treat all Proprietary Information as proprietary to the Bank and further agree that they shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Funds agree for themselves and their employees and agents:

                  (a) to access Customer Data solely from locations as may be designated in writing by the Bank and solely in accordance with the Bank's applicable user documentation;



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

                  (b) to refrain from copying or duplicating in any way the Proprietary Information;

                  (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Bank's instructions;

                  (d) to refrain from causing or allowing third-party data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Bank;

                  (e) that the Funds shall have access only to those authorized transactions agreed upon by the parties;

                  (f) to honor all reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law.

         Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Article 5. The obligations of this Article shall survive any earlier termination of this Agreement.

                  5.02 If the Funds notify the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall endeavor in a timely manner to correct such failure. Organizations from which the Bank may obtain certain data included in the Data Access Services are solely



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

responsible for the contents of such data and the Funds agree to make no claim against the Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE BANK EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  5.03 If the transactions available to the Funds include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

Article 6         INDEMNIFICATION

                  6.01 The Bank shall not be responsible for, and the Funds shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                  (a) All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.




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

                  (b) The Funds' lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Funds hereunder.

                  (c) The reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Funds or any other person or firm on behalf of the Funds including but not limited to any previous transfer agent or registrar.

                  (d) The reasonable reliance on, or the carrying out by the Bank or its agents or subcontractors of, any instructions or requests of the Funds.

                  (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

                  6.02 At any time the Bank may apply to any officer of the Funds for instructions, and may consult with legal counsel satisfactory to the Funds with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Funds for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Funds, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Funds, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Funds. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Funds, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

                  6.03 In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which the Funds may be required to indemnify the Bank, the Bank shall promptly notify the Funds of such assertion, and shall keep the Funds advised with respect to all developments concerning such claim. The Funds shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in their own name or in the name of the Bank. The Bank shall in no case confess any claim or make any compromise in any situation in which the Funds may be require to indemnify the Bank except with the Funds' prior written consent.

Article 7         STANDARD OF CARE

                  7.01 The Bank shall at all times act in good faith and agrees to use its best efforts to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

Article 8         COVENANTS OF THE FUNDS AND THE BANK

                  8.01 The Funds shall promptly furnish to the Bank the following:

                  (a) A certified copy of the resolution of the Board of Trustees of the Funds authorizing the appointment of the Bank and the execution and delivery of this Agreement.

                  (b) A copy of the Declaration of Trust and By-Laws of the Funds and all amendments thereto. 8.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Funds for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

                  8.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Funds for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

                  8.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Funds and will be preserved, maintained and made available in accordance with such Section and Rules promulgated thereunder, and will be surrendered promptly to the Funds on and in accordance with its request.

                  8.04 The Bank and the Funds agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

                  8.05 In case of any requests or demands for the inspection of the Shareholder records of the Funds, the Bank will use its best efforts to notify the Funds and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 9         TERMINATION OF AGREEMENT

                  9.01 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

                  9.02 Should the Funds exercise their right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Funds. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination or a charge equivalent to the average of three (3) months' fees.

Article 10        ASSIGNMENT

                  10.01 Except as provided in Section 10.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

                  10.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

                  10.03 The Bank may, without further consent on the part of the Funds, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(2)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(2) or (iii) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Funds for the acts and omissions of any subcontractor or it is for its own acts and omissions.

Article 11        AMENDMENT

                  11.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Boards of Trustees of the Funds.

Article 12        MASSACHUSETTS LAW TO APPLY

                  12.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

Article 13        FORCE MAJEURE

                  13.01 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

Article 14        CONSEQUENTIAL DAMAGES

                  14.01 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

Article 15        MERGER OF AGREEMENT

                  15.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

Article 16        LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

                  16.01 A copy of this Agreement and Declarations of Trust of the Trusts are on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trusts as Trustees and not individually and that the obligations of this instrument are not binding upon any of the

Trustees or Shareholders individually but are binding only upon the assets and property of the Funds.

Article 17        COUNTERPARTS

                  17.01 This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.




                                           SELECT ADVISORS TRUST I


                                           BY: /s/ Edward G. Harness, Jr.
                                               --------------------------------

ATTEST:

/s/ Jill T. McGruder
--------------------------------


                                           SELECT ADVISORS TRUST II


                                           BY: /s/ Edward G. Harness, Jr.
                                               --------------------------------

ATTEST:

/s/ Jill T. McGruder
--------------------------------



                                           STATE STREET BANK AND TRUST CO.


                                           BY: /s/ [Authorized signature]
                                               --------------------------------
                                               Executive Vice President

ATTEST:

/s/ Diane M. Andersen
--------------------------------

                        STATE STREET BANK & TRUST COMPANY
                         FUND SERVICE RESPONSIBILITIES*


Service Performed                                               Responsibility
-----------------                                             ------------------
                                                              Bank          Fund
                                                              ----          ----


1.       Receives orders for the purchase of Shares.

2. Issue Shares and hold Shares in Shareholders accounts.

3.       Receive redemption requests.

4. Effect transactions 1-3 above directly with broker-dealers.

5.       Pay over monies to redeeming Shareholders.

6.       Effect transfers of Shares.

7.       Prepare and transmit dividends and distributions.

8.       Issue Replacement Certificates.

9.       Reporting of abandoned property.

10.      Maintain records of account.

11. Maintain and keep a current and accurate control book for each issue of securities.

12.      Mail proxies.

13.      Mail Shareholder reports.

14.      Mail prospectuses to current Shareholders.

15. Withhold taxes on U.S. resident and non-resident alien accounts.

16.      Prepare and file U.S. Treasury Department forms.

Service Performed                                               Responsibility
-----------------                                             ------------------
                                                              Bank          Fund
                                                              ----          ----



17. Prepare and mail account and confirmation statements for Shareholders.

18.      Provide Shareholder account information.

19.      Blue sky reporting.


* Such services are more fully described in Article 1.02 (a), (b) and (c) of the Agreement.


                                         SELECT ADVISORS TRUST I


                                         BY: /s/ Edward G. Harness, Jr.
                                             ----------------------------------


ATTEST:

/s/ Jill T. McGruder
----------------------------


                                         SELECT ADVISORS TRUST II


                                         BY: /s/ Edward G. Harness, Jr.
                                             ----------------------------------


ATTEST:

/s/ Jill T. McGruder
----------------------------



                                         STATE STREET BANK AND TRUST CO.


                                         BY: /s/ [Authorized signature]
                                             ----------------------------------
                                             Executive Vice President

ATTEST:

/s/ Diane M. Andersen
----------------------------

                         Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                             SELECT ADVISORS TRUST I

                            SELECT ADVISORS TRUST II

--------------------------------------------------------------------------------

ANNUAL ACCOUNT SERVICE FEES
---------------------------

         Daily Dividend Fund                                   $ 14.00
         Non-Daily Dividend Fund                               $ 12.00

         Closed Account Fee                                    $  1.50

         Minimum

                  Year 1/per fund/class                        $18,000
                  Year 2/per fund/class                        $22,000
                  Year 3/per fund/class                        $24,000



Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. Account service fees are the higher of: open account charges plus closed account charges or the fund minimum.

ACTIVITY BASED FEES
-------------------

         New Account Set-up                                    $3.00/each
         Manual Transactions                                   $1.50/each
         Correspondence                                        $1.50/each
         Research Requests                                     $1.50/each

BANKING SERVICES
----------------

         Checkwriting Setup                                    $  5.00
         Checkwriting (per draft)                              $  1.00
         ACH                                                   $   .35

OTHER FEES
----------

         Investor Processing                                   $  1.80/Investor
         12b-1 Commissions                                     $  1.20/account


                     [State Street Bank & Trust Letterhead]



IRA CUSTODIAL FEES
------------------

         Acceptance & Setup                                 $ 5.00/account
         Annual Maintenance                                 $10.00/account


OUT-OF-POCKET EXPENSES                                      Billed as incurred
----------------------

Out-of-Pocket expenses include but are not limited to: confirmation statements, postage, forms, audio response, telephone, records retention, transcripts, microfilm, microfiche, and expenses incurred at the specific direction of the fund.
















SELECT ADVISORS TRUST I                 STATE STREET BANK AND TRUST CO.


By /s/ Edward G. Harness, Jr.           By /s/ [authorized signature]
   -----------------------------           ----------------------------------
   Title: President                        Title: Vice President
   Date 9/27/94                            Date 6/15/94




SELECT ADVISORS TRUST II


By /s/ Edward G. Harness, Jr.
   -----------------------------
   Title: President
   Date 9/27/94